UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017 (April 11, 2017)

THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Other Event.
(b) On April 11, 2017, Roger O. Gasper provided notice that he will be resigning as the Executive Vice President and Chief Financial Officer of The J.G. Wentworth Company ("the Company") to take an opportunity in another field, and that his last day with the Company will be May 15, 2017. Mr. Gasper’s decision to resign is not as a result of any disagreements with the Company. While the Company has not currently identified a new Chief Financial Officer as a replacement for Mr. Gasper, the Company has commenced a search to identify his replacement.
A copy of the press release announcing Mr. Gasper's resignation as well as additions to the Company's management team is being furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release, dated April 14, 2017, issued by The J.G. Wentworth Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President, Chief Legal & Compliance Officer

Dated: April 14, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 14, 2017, issued by The J.G. Wentworth Company.